UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Oppenheimer ETF Trust

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(Exact name of registrant as specified in its charter)

State of Delaware

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(State of incorporation or organization)

6803 South Tucson Way, Centennial, Colorado

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(Address of principal executive offices)

See Below ----------------------- (I.R.S. Employer Identification No.) 80112-3924 ----------------------- (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered		Exchange
Shares of beneficial interest, no par value		NYSE Arca, Inc.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), or (e) check the following box.	[X]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e) check the following box.	[ ]
Securities Act registration statement file number to which this form relates:	333-139501
Securities to be registered pursuant to Section 12(g) of the Exchange Act:	None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered:

A description of the shares of beneficial interest, no par value, of the Registrant to be registered hereunder is set forth in the Registrant’s Post-Effective Amendment No. 64, filed on July 27, 2018, to the Registration Statement on Form N-1A (Securities Act file number 333-139501 and Investment Company Act file number 811-21993), which is incorporated herein by reference. Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

The series of the Registrant that are registering securities, and their I.R.S. Employer Identification Numbers, are as follows:

Oppenheimer Emerging Markets Ultra Dividend Revenue ETF 82-2237734

Oppenheimer International Ultra Dividend Revenue ETF 82-2271542

Item 2. Exhibits
1.	a.	Fourth Amended and Restated Agreement and Declaration of Trust (October 27, 2017) is incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A as filed with the SEC via EDGAR on October 26, 2017.
	b.	Amendment to Schedule A of Fourth Amended and Restated Agreement and Declaration of Trust (June 4, 2018) is incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A as filed with the SEC via EDGAR on July 27, 2018.
2.	a.	Certificate of Trust (December 11, 2006) is incorporated herein by reference to the Registrant’s Initial Registration Statement on Form N-1A as filed with the SEC via EDGAR on December 20, 2006.
	b.	Certificate of Amendment to the Certificate of Trust (December 14, 2007) is incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A as filed with the SEC via EDGAR on February 13, 2008.
	c.	Certificate of Amendment to the Certificate of Trust (October 12, 2010) is incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A as filed with the SEC via EDGAR on October 21, 2016.
	d.	Certificate of Amendment to the Certificate of Trust (December 16, 2015) is incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A as filed with the SEC via EDGAR on October 21, 2016.
	e.	Certificate of Amendment to the Certificate of Trust (October 27, 2017) is incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A as filed with the SEC via EDGAR on October 26, 2017.
3.	a.	Amended and Restated By-Laws (October 27, 2017) are incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A as filed with the SEC via EDGAR on October 26, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to its registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

Oppenheimer ETF Trust
Date: July 27, 2018	By: /s/ Taylor V. Edwards ___ _________ Taylor V. Edwards Assistant Secretary